UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 21, 2011

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 19, 2011, Keith Taylor, the Chief Financial Officer, Treasurer and Secretary of Lyris, Inc. (“Company”) lost his life in an automobile accident.

     On September 20, 2011, the Company’s Board of Directors appointed Wolfgang Maasberg, the Company’s President and Chief Executive Officer, as the Company’s interim Chief Financial Officer, Treasurer and Secretary, effective immediately.

     Mr. Maasberg joined the Company as Chief Executive Officer and the Board on August 18, 2010. Prior to joining the Board, he served as Vice President Sales, Americas, of the Omniture business unit at Adobe Systems since its January 2010 acquisition of Omniture. From May 2005 to January 2010, Mr. Maasberg served in various senior sales management positions at Omniture, including most recently as Senior Vice President Sales, Americas. Mr. Maasberg began his career at Dell Computer in 1997. In 2000 he joined FIT Technologies as Vice President of Sales. Prior to Omniture he held sales and sales leadership responsibilities at Coremetrics (recently acquired by IBM) where he finished as Regional Vice President of Sales, North America.

     The Company had previously entered into an employment agreement with Mr. Maasberg, effective as of August 18, 2010. The Company hereby incorporates by reference the description of its employment agreement with Mr. Maasberg in the Company’s Current Report on Form 8-K filed on August 20, 2010.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

By:	/s/ Wolfgang Maasberg
Name:	Wolfgang Maasberg
Title:	Chief Executive Officer

Date:     September 21, 2010